Exhibit 99.1

Contact:	Dennis M. Fink
Director, Investor Relations
(617) 342-6244

FOR IMMEDIATE RELEASE

CABOT ANNOUNCES FIRST QUARTER OPERATING RESULTS
EPS $0.42 versus $0.48

BOSTON, MA (January 22, 2004) – Cabot Corporation (CBT/NYSE) today announced earnings of $29 million ($0.42 per diluted common share) for the first quarter ended December 31, 2003, compared with $33 million ($0.48 per diluted common share) for the year ago quarter. These results contained $2 million of after tax charges ($.02 per diluted common share) from certain items and discontinued operations recorded in the first quarter ended December 31, 2003, which are not included in the business segment reporting. Further details concerning certain items and discontinued operations are included in Exhibit I and in the quarterly Supplemental Business Information, which is available on Cabot’s website in the Investor Relations section: http://w3.cabot-corp.com/earnings.cfm.

     Kennett F. Burnes, Cabot’s Chairman and CEO, said, “I am pleased with the financial results for the quarter, which reflect improved performance in our Chemical Business due to our cost reduction efforts, offset by an anticipated decline in Cabot Supermetals’ income. The profit of the Chemical Business improved as cost savings initiatives and favorable product mix more than offset sustained high raw material costs and pricing pressure arising from low industry

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capacity utilization levels. Within this segment, we continue to be pleased with the progress our inkjet colorants business is making with OEM and aftermarket customers.”

     Burnes continued, “While Cabot Supermetals’ profitability was adversely affected by the expiration of contracted intermediate product sales, we saw encouraging developments in demand in the electronics market. Demand was particularly strong in Asia, and our operations in Japan are well positioned to support this market recovery. In Cabot Specialty Fluids, we supplied product for two substantial jobs during the quarter that will benefit future earnings, one of which was under the new Statoil agreement.”

     For the quarter ended December 31, 2003, the Chemical Business segment reported a year over year increase in segment profit of $3 million, from $24 million in the first quarter of fiscal year 2003 to $27 million in the first quarter of fiscal year 2004. This improvement resulted from favorable product mix and translation of foreign earnings, which more than offset the margin decline due to higher raw material costs. Compared to the fourth quarter of 2003 sequential profit increased $16 million, which was primarily due to overall fixed cost reductions that more than offset the slight decline in volumes.

     Within the Chemical Business segment, carbon black’s profit was $5 million higher than the same quarter last year due to improved product mix, lower fixed costs resulting from purchasing related benefits, cost savings initiatives implemented in 2003, and a positive foreign exchange impact of $5 million. These favorable items more than offset the lower unit margins due to price increases being insufficient to offset higher feedstock costs. The sequential quarter profit improvement of $9 million was due to lower fixed costs, which more than offset a seasonal

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drop in volumes and higher raw material costs. In the first quarter, Cabot’s fumed metal oxides business reported profit that was flat with the same quarter last year and $7 million higher than the fourth quarter of fiscal 2003. When compared to the first quarter of fiscal 2003, improved volumes and lower operating and administrative costs were offset by the negative impact of reducing inventories. Sequentially, profits improved due to higher volumes, favorable product mix, and lower fixed costs. Inkjet profits were flat versus the same quarter last year and the fourth quarter of fiscal 2003, as higher volumes were offset by increased costs to support development programs. Given these recent trends, the Company is cautiously optimistic concerning the outlook for the Chemical Business segment despite high raw material costs.

     In the first quarter of fiscal 2004, the Cabot Supermetals Business (CSM) earned $21 million of segment profit, which was $11 million less than the same period last year, due primarily to lower intermediate product sales following the expiration of certain contracted obligations last quarter. This decline was partially offset by lower costs and increased demand in Asia. Sequentially, segment profit was $6 million less than the fourth quarter of 2003 due to the decline in intermediate product sales, which was partly offset by increased demand in Asia and lower production costs.

     In the first quarter of fiscal 2004, Cabot Specialty Fluids (CSF) reported a $2 million operating loss, which was a $1 million decline from the first quarter of 2003 and a $3 million decline compared to the fourth quarter of fiscal 2003. These declines were primarily driven by lower volumes, but are not representative of the operational activity, as two large jobs were

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started during the quarter. These jobs will be completed early in the second quarter and revenue will be recognized at that time.

     With respect to the future, Burnes said “I am encouraged by evidence of economic recovery in our markets. As we optimize our cost and capacity structure across our businesses and develop new market opportunities, I am confident that we will be well positioned to improve our performance should the global economic environment continue to strengthen.”

     For those interested in more detailed information on Cabot’s First Quarter 2004 results, please see the Supplemental Business Information available today on the Company’s website in the Investor Relations section: http://w3.cabot-corp.com/earnings.cfm.

     Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

Forward-Looking Information: Included above are forward-looking statements relating to management’s expectations regarding future profits, new business growth, the Company’s product development program and the possible achievement of the Company’s financial goals. Actual results may differ materially from the results anticipated in the forward-looking statements included in this press release due to a variety of factors, including domestic and global economic conditions, such as market supply and demand, prices and costs and availability of raw materials; fluctuations in currency exchange rates; patent rights of others; stock market conditions; the timely commercialization of products under development by the Company (which may be disrupted or delayed by technical difficulties, market acceptance, competitors’ new products, as well as difficulties in moving from the experimental stage to the production stage); the Company’s ability to successfully manage acquisitions; demand for our customers’ products; competitors’ reactions to market conditions; the accuracy of the assumptions used by the Company in establishing a reserve for its share of liability for respirator claims; and the outcome of pending litigation and governmental investigations. Other factors and risks are discussed in the Company’s 2003 Annual Report on Form 10-K.

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First Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2003	2002

SALES
Chemical Business	$351	$309
Supermetals Business	87	96
Specialty Fluids	1	2

Segment sales (A)	439	407
Unallocated and other (B)	7	3

Net sales and other operating revenues	$446	$410

SEGMENT PROFIT (LOSS)
Chemical Business	$27	$24
Supermetals Business	21	32
Specialty Fluids	(2)	(1)

Total Segment Profit (C)	46	55
Interest expense	(7)	(7)
General unallocated income (expense) (D)	—	(2)
Less: Equity in net income of affiliated companies, net of tax	(2)	(1)

Income from continuing operations before income taxes	37	45
Provision for income taxes	(8)	(11)
Equity in net income of affiliated companies, net of tax	2	1
Minority interest in net income, net of tax	(1)	(2)

Net income from continuing operations	30	33
Discontinued operations:
Loss from operations of discontinued business, net of tax (E)	(1)	—
Net income	29	33
Dividends on preferred stock	(1)	(1)

Net income available to common shares	$28	$32

Diluted earnings per share of common stock
Net income from continuing operations	$0.43	$0.48
Loss from operations of discontinued business (E)	$(0.01)	$—

Net income	$0.42	$0.48

Weighted average common shares outstanding
Diluted (F)	68	70

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I.

(E)	Loss represents litigation related to a previously divested business, net of tax.

(F)	Commencing in fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

First Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2003	2002

Net sales and other operating revenues	$446	$410
Cost of sales	339	293

Gross profit	$107	$117

Selling and administrative expenses	51	52
Research and technical expenses	12	11

Income from operations	$44	$54
Other income and expense
Interest and dividend income	1	1
Interest expense	(7)	(7)
Other income (expense)	(1)	(3)

Total other income and expense	(7)	(9)

Income from continuing operations before income taxes	37	45

Provision for income taxes	(8)	(11)
Equity in net income of affiliated companies, net of tax	2	1
Minority interest in net income, net of tax	(1)	(2)

Net income from continuing operations	30	33
Discontinued operations:
Loss from operations of discontinued business, net of tax (A)	(1)	—
Net income	29	33
Dividends on preferred stock	(1)	(1)

Net income available to common shares	$28	$32

Diluted earnings per share of common stock
Net income from continuing operations	$0.43	$0.48
Loss from operations of discontinued business (A)	$(0.01)	$—

Net income	$0.42	$0.48

Weighted average common shares outstanding
Diluted (B)	68	70

(A)	Loss represents litigation related to a previously divested business, net of tax.

(B)	Commencing in fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

First Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	December 31,	September 30,
	2003	2003
In millions	(unaudited)

Current assets	$1,170	$1,140
Net property, plant and equipment	929	913
Other non-current assets	272	255

Total assets	$2,371	$2,308

Current liabilities	$342	$352
Non-current liabilities	914	877
Stockholders’ equity	1,115	1,079

Total liabilities and stockholders’ equity	$2,371	$2,308

Working capital	$828	$788

CABOT CORPORATION

	Fiscal 2003					Fiscal 2004
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Chemical Business	$309	$352	$366	$345	$1,371	$351				$351
Supermetals Business	96	107	92	96	390	87				87
Specialty Fluids	2	3	6	5	15	1				1

Segment Sales (A)	407	462	464	446	1,776	439				439
Unallocated and other (B)	3	4	4	5	19	7				7

Net sales and other operating revenues	$410	$466	$468	$451	$1,795	$446				$446

Segment Profit (Loss)
Chemical Business	$24	$23	$30	$11	$88	$27				$27
Supermetals Business	32	36	14	27	108	21				21
Specialty Fluids	(1)	(1)	(1)	1	(2)	(2)				(2)

Total segment profit (loss) (C)	55	58	43	39	194	46				46
Income (loss) Available to Common Shares
Interest expense	(7)	(7)	(7)	(7)	(28)	(7)				(7)
General unallocated income (expense) (D)	(2)	(20)	(48)	3	(67)	—				—
Less: Equity in net income of affiliated companies, net of tax	(1)	(1)	(2)	(2)	(5)	(2)				(2)

Income (loss) from Continuing Operations before income taxes	45	30	(14)	33	94	37				37
(Provision) benefit for income taxes	(11)	(6)	6	(7)	(17)	(8)				(8)
Equity in net income of affiliated companies, net of tax	1	1	2	2	5	2				2
Minority interest in net income, net of tax	(2)	(2)	(2)	(1)	(7)	(1)				(1)

Income (Loss) from Continuing Operations	33	23	(8)	27	75	30				30
Discontinued Operations
Income (Loss) from Operations of Discontinued Businesses, net of income taxes (E) (F)	—	—	3	2	5	(1)				(1)

Net Income (Loss)	33	23	(5)	29	80	29				29
Dividends on preferred stock	(1)	(1)	—	(1)	(3)	(1)				(1)

Net income (loss) available to common shares	$32	$22	$(5)	$28	$77	$28				$28

Income (loss) per common share
Net income (loss) from Continuing Operations	$0.48	$0.33	$(0.14)	$0.38	$1.08	$0.43				$0.43
Income (Loss) from Operations of Discontinued Businesses (E) (F)	—	—	0.05	0.02	0.06	(0.01)				(0.01)

Total	$0.48	$0.33	$(0.09)	$0.40	$1.14	$0.42				$0.42

Weighted average common shares outstanding
Diluted (G)	70	70	59	70	70	68				68

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and certain items.

(E)	Additional income related to insurance recoveries for discontinued businesses, net of tax.

(F)	Loss represents litigation related to a previously divested business, net of tax.

(G)	Commencing in fiscal 2004, Cabot has adjusted its calculation of fully diluted shares outstanding to reflect the number of shares the Company could repurchase with the assumed proceeds from restricted stock awards under the Company’s Long Term Incentive Program. Prior periods have not been adjusted because the adjustment would not have been material.

First Quarter Earnings Announcement, Fiscal 2004

CABOT CORPORATION CERTAIN ITEMS AND RESULTS FROM DISCONTINUED OPERATIONS — Exhibit I

The following table delineates Cabot’s net income and provides detail of certain items and results from discontinued operations for the first quarter of fiscal 2004 and 2003 in both million dollars pre-tax and cents per share after tax.

Periods ended December 31	Three Months

Dollars in million pre-tax, except as noted	2003	2003	2002	2002
(unaudited)	$	per share	$	per share

Net Income	$29	$0.42	$33	$0.48

Certain items and discontinued operations:
Restructuring initiatives	(1)	(0.01)	—	—

Subtotal of certain items	(1)	(0.01)	—	—
Discontinued operations	(1)	(0.01)	—	—

Total certain items and discontinued operations pre-tax	(2)	(0.02)	—	—

Total certain items and discontinued operations after tax	$(2)	$(0.02)	$—	$—

The following table delineates certain items as represented in the various lines in Cabot’s Statement of Operations for the three months ended December 31, 2003 and 2002.

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2003	2002

Statement of Operations Line Item
Cost of Sales	$(1)	$—
Selling and administrative expenses	—	—
Research and technical service	—	—
Other (charges) income	—	—

Total certain items pre-tax	$(1)	$—